ADC Updates Financial Outlook for Fiscal Year 2008; Takes Action to Improve Long-term Growth
Potential

Continues $150 Million Share Repurchase Program

MINNEAPOLIS, Oct 22, 2008 (BUSINESS WIRE) — ADC (NASDAQ: ADCT) (www.adc.com) today announced an update to its financial outlook for its fiscal year ending Oct. 31, 2008, as well as actions the company is taking to realign its business operations with areas of strategic focus. The company further announced plans to accelerate and expand its ongoing cost leadership initiatives in the face of the uncertainties presented by the current macroeconomic environment. The updated estimates are subject to the completion of ADC’s actual financial results for the fiscal year that ends Oct. 31, 2008. ADC plans on Dec. 9, 2008 to announce its financial results for its fourth quarter and year ending Oct. 31, 2008, as well as its outlook for fiscal year 2009.

“ADC remains firmly committed to delivering long-term value to our shareholders despite the uncertain macroeconomic environment,” said Robert E. Switz, chairman, president and CEO of ADC. “While we are altering our short-term outlook and planning for moderately lower revenues in fiscal year 2009 based upon lower industry forecasts, it is important to recognize that ADC has a strong balance sheet and continues to generate positive operating income and cash flows. We also maintain a strong position in the high-growth segments of fiber-based and wireless communications networks.

“We are taking necessary measures to better align our business with the needs of our global customer base and to deliver strong operating earnings and cash flows to our shareholders during these challenging times. These measures involve several organizational changes, including restructuring activities and exiting unprofitable and underperforming product lines. We are also continuing to execute our ongoing competitive transformation initiative. Collectively, these actions are designed to reduce costs, improve profitability and ensure alignment with our target markets. We are confident that these efforts will enable ADC to gain an even sharper strategic focus on the high-growth areas of our business,” said Switz.

Updated Guidance

ADC currently expects sales from continuing operations for fiscal year 2008 to be in the range of $1.470-$1.495 billion. Previous annual guidance provided on Sept. 4, 2008 reflected ADC’s earlier expectation that fiscal 2008 sales would be in the range of $1.500-$1.520 billion. ADC now expects to have 11%-13% year-over-year sales growth for fiscal year 2008, which would result in a 21%-22% five-year compound annual growth rate since 2003.

Due to changes in sales volume and other factors, ADC’s gross margins in 2008 are now expected to be approximately 34% for the full year compared to previous guidance of approximately 35%. Based on these current annual sales and gross margin estimates and the range of charges from our announced organization changes, and subject to sales mix and other factors, ADC now estimates that GAAP diluted loss per share from continuing operations in 2008 will be in the range of $(0.24) to $(0.04), which includes estimated charges, net of tax, listed in the below table, “Updated Loss Per Share Outlook and Restructuring Charges.” ADC’s previous annual guidance provided on Sept. 4, 2008 for 2008 GAAP diluted earnings per share from continuing operations was in the range of $0.10 to $0.18.

The reduced revenue levels in the updated financial outlook primarily reflect the challenging macroeconomic and industry conditions that have led to lower than expected sales of Global Connectivity Solutions products in the United States, EMEA, and Asia-Pacific and project delays in the company’s Network Solutions business unit.

Organizational Changes

ADC is taking significant steps to restructure its business with plans to divest the company’s EMEA Professional Services business and to discontinue certain unprofitable outdoor wireless product families in its Network Solutions business unit. The company is also streamlining the organizational structure of its Global Connectivity Solutions business unit to better align with customer needs and marketplace trends and to reduce costs. Additional changes are being made to the company’s Global Go-to-Market organization and general and administrative support areas in order to reduce costs and improve organizational efficiency to better reflect market conditions and outlook. These restructuring efforts will include reductions in the company’s workforce and other actions that are expected to result in charges during the fourth quarter of fiscal year 2008. At this time, ADC expects most of the planned workforce reductions to take place in North America. Estimates of the resulting restructuring charges are listed in the below table, “Updated Loss Per Share Outlook and Restructuring Charges.”

Share Buyback Up to $150 Million

In Sept. 2008, ADC completed the first $50 million of share repurchases at an average price of $9.81 per share as part of the previously announced $150 million program. ADC intends to continue its share repurchases for the remaining $100 million under this program pursuant to a Rule 10b5-1 trading plan. The share repurchase program provides that stock repurchases may continue until the earlier of the completion of $150 million in share repurchases or July 31, 2009. The final number of shares that the company repurchases, along with the timing of any share repurchases, will depend on prevailing market conditions as well as the specific transaction programs and arrangements selected to buy back shares.

“We have approximately $694 million of total cash, cash equivalents and available-for-sale securities as of Sept. 26, 2008 and expect to generate positive cash flows from continuing operations in fiscal years 2008 and 2009. With a secure foundation of leading market positions and a solid balance sheet, ADC is well poised to build on its strong position in the global network infrastructure market. In addition, we are still planning to make focused investments in our business for long-term growth, despite the challenging macroeconomic and industry environments,” said James G. Mathews, ADC’s chief financial officer. “Our share repurchase program of up to $150 million reflects our ongoing confidence in the long-term potential of our business to continue strengthening our financial position.”

Updated Loss Per Share Outlook and Restructuring Charges

As mentioned above, ADC now estimates that GAAP diluted loss per share from continuing operations in 2008 will be in the range of $(0.24) to $(0.04), which includes estimated charges, net of tax, listed in the below table.

Fiscal 2008 Per Share Estimate Estimated GAAP loss per share from continuing operations — $ (0.24)-(0.04)(1) diluted Previously Announced Fiscal 2008 Estimated Charges: — LGC Wireless purchase accounting adjustment in cost of sales $ 0.03 — ACX product-line inventory charge in cost of sales $ 0.03 — Amortization of purchased intangibles $ 0.29 — Stock-option compensation expense in selling and administration $ 0.06 — Restructuring and operating impairment charges $ 0.02 — Foreign exchange translation adjustment in other $ 0.01 income/expense, net — Approximately $74 million noncash, nonoperating impairment of $ 0.63 available-for-sale securities for the nine months ended August 1, 2008, subject to further evaluation throughout 2008 Estimated Restructuring and Impairment Charges From Pending $ 0.11-0.21 Organization Changes (Detailed in table below)

(1) Other than the identified items in this table, excludes potential future restructuring, impairment, incremental purchased intangible amortization, and certain non-operating gains/losses, as well as further adjustments of the deferred tax asset valuation reserve, of which the amounts are uncertain at this time. Also excludes the impact of any future share repurchases. The calculation of GAAP diluted loss per share from continuing operations includes the if-converted method, which assumes that ADC’s convertible notes are converted to common stock, if such treatment is dilutive.

As a result of undertaking the organizational changes announced in this release, which include restructuring activities and the exiting of unprofitable product lines to reduce costs, improve profitability and ensure alignment with our target markets, we expect the following estimated charges to be incurred in the fourth quarter of fiscal 2008. Further adjustments to these items could occur and additional charges could be identified in connection with the closing of our fiscal year on October 31, 2008.

Estimated Restructuring and Impairment Charges From Pending Current Current Organization Changes (Total included in the table above) Estimated Estimated Amount (Dollars in millions, except per share amounts) Charges Per Share Cash restructuring charges to be paid in 2009 (severance) $ 5.0-9.0 0.04-0.07 Non-cash restructuring charges (inventory and other write-offs) $ 6.0-12.0 0.05-0.10 Non-cash impairment charges (fixed assets and intangibles) $ 3.0-5.0 0.02-0.04 Total $ 14.0-26.0 0.11-0.21

Dec. 9 Conference Call and Webcast for Fourth Fiscal Quarter 2008 Financial Results and Outlook for Fiscal Year 2009

On Dec. 9, 2008 at 5:00 p.m. Eastern time, ADC expects to discuss its fourth fiscal quarter 2008 financial results and current outlook for fiscal year 2009 on a conference call and Webcast. In early Nov. 2008, the access information for the conference call and webcast will be announced by news release and posted on the Internet at www.adc.com/investorrelations/calendarofevents/.

About ADC

ADC provides the connections for wireline, wireless, cable, broadcast, and enterprise networks around the world. ADC’s innovative network infrastructure equipment and professional services enable high-speed Internet, data, video, and voice services to residential, business and mobile subscribers. ADC (NASDAQ: ADCT) has sales into more than 130 countries. Learn more about ADC at www.adc.com.

Cautionary Statement Regarding Forward Looking Information

All forward-looking statements contained herein reflect management’s current expectations or beliefs as of the date of such statements and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. ADC cautions that any forward-looking statements made by us in this announcement and accompanying supplementary information are qualified by important factors that could cause actual results to differ materially from those in the forward-looking statements. Forward-looking statements represent our expectations or beliefs concerning future events, including but not limited to the following: any statements regarding future sales; profit percentages; earnings per share and other results of operations, including, but not limited to, estimates about potential restructuring charges; statements about shareholder value; expectations or beliefs regarding the marketplace in which we operate; the sufficiency of our cash balances and cash generated from operating and financing activities for our future liquidity; capital resource needs, and the effect of regulatory changes. We caution that any forward-looking statements made by us in this announcement are qualified by important factors that could cause actual results to differ materially from those in the forward-looking statements. These factors include, without limitation: the demand for equipment by telecommunication service providers, from which a majority of our sales are derived; our ability to operate our business to achieve, maintain and grow operating profitability; macroeconomic factors that influence the demand for telecommunications services and the consequent demand for communications equipment; fluctuations in the market value of our common stock that can be caused by many factors outside of our control; consolidation among our customers, competitors or vendors which could cause disruption in our customer relationships or displacement of us as an equipment vendor to the surviving entity in a customer consolidation; our ability to keep pace with rapid technological change in our industry; our ability to make the proper strategic choices with respect to product line acquisitions or divestitures; our ability to integrate the operations of any acquired businesses with our own operations; increased competition within our industry and increased pricing pressure from our customers; our dependence on relatively few customers for a majority of our sales as well as potential sales growth in market segments we presently feel have the greatest growth potential; fluctuations in our operating results from quarter-to-quarter, which are influenced by many factors outside of our control; variations in demand for particular products in our portfolio that have varying profit margins; the impact of regulatory changes on our business and our customers’ businesses; financial problems, work interruptions in operations or other difficulties faced by some of our customers or vendors, which can influence future sales to these customers as well as our ability to collect amounts due us or obtain necessary materials and components; economic and regulatory conditions both in the United States and outside of the United States, as a significant portion of our sales come from non-U.S. jurisdictions; our ability to protect our intellectual property rights and defend against infringement claims made by other parties; possible limitations on our ability to raise additional capital if required, either due to unfavorable market conditions or lack of investor demand; potential adverse financial impacts resulting from declines in the fair value and liquidity of auction-rate securities we presently hold; our ability to attract and retain qualified employees in a competitive environment; potential liabilities that could arise if there are design or manufacturing defects with respect to any of our products; our ability to obtain raw materials and components and the prices of those materials and components which could be subject to volatility, and our dependence on contract manufacturers to make certain of our products; changes in interest rates, foreign currency exchange rates and equity securities prices, all of which will impact our operating results; political, economic, and legal uncertainties related to doing business in China; our ability to successfully defend or satisfactorily settle any pending litigation or litigation that may arise; fluctuations in the telecommunications market and other risks and uncertainties including those identified in the section captioned Risk Factors in Item 1A of ADC’s Annual Report on Form 10-K for the year ended October 31, 2007 and as may be updated in Item 1A of ADC’s subsequent Quarterly Reports on Form 10-Q or other filings we make with the SEC. ADC disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SOURCE: ADC

ADC Mark Borman, 952-917-0590 Investor Relations or Mike Smith, 952-917-0306 Public Relations